As filed with the Securities and Exchange Commission on April 1, 2011

Registration No. 333-173267

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

and the Subsidiary Guarantors listed on the

Table of Additional Registrants*

(Exact name of registrant as specified in its charter)

Delaware	8062	23-2077891
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania

(610) 768-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan B. Miller

Chairman of the Board and Chief Executive Officer

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Warren J. Nimetz, Esq.

Manuel G. Rivera, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

(212) 318-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*	Includes certain subsidiaries of Universal Health Services, Inc. identified on the Table of Additional Registrants beginning on the following page.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
AIKEN REGIONAL MEDICAL CENTERS, INC.	SC	23-2791808	8062
ALLIANCE HEALTH CENTER, INC.	MS	64-0777521	8093
ALTERNATIVE BEHAVIORAL SERVICES, INC.	VA	54-1757063	8093
ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.	CA	68-0227018	8093
ATLANTIC SHORES HOSPITAL, LLC	DE	20-3788069	8093
AUBURN REGIONAL MEDICAL CENTER, INC.	WA	51-0263246	8062
BEHAVIORAL HEALTHCARE LLC	DE	62-1516830	8093
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.	UT	93-0893928	8093
BHC ALHAMBRA HOSPITAL, INC.	TN	62-1658521	8093
BHC BELMONT PINES HOSPITAL, INC.	TN	62-1658523	8093
BHC FAIRFAX HOSPITAL, INC.	TN	62-1658528	8093
BHC FOX RUN HOSPITAL, INC.	TN	62-1658531	8093
BHC FREMONT HOSPITAL, INC.	TN	62-1658532	8093
BHC HEALTH SERVICES OF NEVADA, INC.	NV	88-0300031	8093
BHC HERITAGE OAKS HOSPITAL, INC.	TN	62-1658494	8093
BHC HOLDINGS, INC.	DE	92-0189593	8093
BHC INTERMOUNTAIN HOSPITAL, INC.	TN	62-1658493	8093
BHC MESILLA VALLEY HOSPITAL, LLC	DE	20-2612295	8093
BHC MONTEVISTA HOSPITAL, INC.	NV	88-0299907	8093
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC	DE	20-0085660	8093
BHC OF INDIANA, GENERAL PARTNERSHIP	TN	62-1780700	8093
BHC PINNACLE POINTE HOSPITAL, INC.	TN	62-1658502	8093
BHC PROPERTIES, LLC	TN	62-1660875	8093
BHC SIERRA VISTA HOSPITAL, INC.	TN	62-1658512	8093
BHC STREAMWOOD HOSPITAL, INC.	TN	62-1658515	8093
BRENTWOOD ACQUISITION, INC.	TN	20-0773985	8093
BRENTWOOD ACQUISITION-SHREVEPORT, INC.	DE	20-0474854	8093
BRYNN MARR HOSPITAL, INC.	NC	56-1317433	8093
CANYON RIDGE HOSPITAL, INC.	CA	20-2935031	8093
CCS/LANSING, INC.	MI	62-1681824	8093
CEDAR SPRINGS HOSPITAL, INC.	DE	74-3081810	8093
CHILDREN’S COMPREHENSIVE SERVICES, INC.	TN	62-1240866	8093
COLUMBUS HOSPITAL PARTNERS, LLC	TN	62-1664739	8093
CUMBERLAND HOSPITAL PARTNERS, LLC	DE	26-1871761	8093
CUMBERLAND HOSPITAL, LLC	VA	02-0567575	8093
DEL AMO HOSPITAL, INC.	CA	23-2646424	8093
EMERALD COAST BEHAVIORAL HOSPITAL, LLC	DE	27-0720873	8093
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH	VA	54-1414205	8093
FIRST HOSPITAL PANAMERICANO, INC.	PR	66-0490148	8093
FORT DUNCAN MEDICAL CENTER, L.P.	DE	23-3044530	8062
FRONTLINE BEHAVIORAL HEALTH, INC.	DE	72-1539453	8093
FRONTLINE HOSPITAL, LLC	DE	72-1539530	8093
FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC	DE	72-1539254	8093
GREAT PLAINS HOSPITAL, INC.	MO	43-1328523	8093
H.C. CORPORATION	AL	63-0870528	8093
H.C. PARTNERSHIP	AL	63-0862148	8093
HAVENWYCK HOSPITAL INC.	MI	38-2409580	8093
HHC AUGUSTA, INC.	GA	20-3854156	8093
HHC CONWAY INVESTMENT, INC.	SC	20-3854265	8093
HHC DELAWARE, INC.	DE	20-3854210	8093
HHC FOCUS FLORIDA, INC.	FL	20-3798265	8093
HHC PENNSYLVANIA, LLC	DE	20-5353753	8093
HHC POPLAR SPRINGS, INC.	VA	20-0959684	8093
HHC RIVER PARK, INC.	WV	20-2652863	8093
HHC ST. SIMONS, INC.	GA	20-3854107	8093
HICKORY TRAIL HOSPITAL, L.P.	DE	20-4976326	8093
HOLLY HILL HOSPITAL, LLC	TN	62-1692189	8093
HORIZON HEALTH CORPORATION	DE	75-2293354	8093
HORIZON HEALTH HOSPITAL SERVICES, LLC	DE	20-3798133	8093
HORIZON MENTAL HEALTH MANAGEMENT, LLC	TX	36-3709746	8093
HSA HILL CREST CORPORATION	AL	95-3900761	8093
KEYS GROUP HOLDINGS LLC	DE	62-1863023	8093
KEYSTONE CONTINUUM, LLC	TN	48-1274107	8093
KEYSTONE EDUCATION AND YOUTH SERVICES, LLC	TN	62-1842126	8093
KEYSTONE MARION, LLC	VA	74-3108285	8093
KEYSTONE NEWPORT NEWS, LLC	VA	32-0066225	8093
KEYSTONE NPS LLC	CA	68-0520286	8093
KEYSTONE RICHLAND CENTER, LLC	OH	48-1274207	8093
KEYSTONE WSNC, L.L.C.	NC	20-1943356	8093
KEYSTONE MEMPHIS, LLC	TN	62-1837606	8093
KEYSTONE/CCS PARTNERS LLC	DE	73-1657607	8093

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
KIDS BEHAVIORAL HEALTH OF UTAH, INC.	UT	62-1681825	8093
KINGWOOD PINES HOSPITAL, LLC	TX	73-1726285	8093
KMI ACQUISITION, LLC	DE	20-5048153	8093
LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC	FL	58-1791069	8093
LANCASTER HOSPITAL CORPORATION	CA	95-3565954	8062
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.	DE	52-2090040	8093
LEBANON HOSPITAL PARTNERS, LLC	TN	62-1664738	8093
MANATEE MEMORIAL HOSPITAL, L.P.	DE	23-2798290	8062
MCALLEN HOSPITALS, L.P.	DE	23-3069260	8062
MCALLEN MEDICAL CENTER, INC.	DE	23-3069210	8062
MERION BUILDING MANAGEMENT, INC.	DE	23-2309517	1542
MERRIDELL ACHIEVEMENT CENTER, INC.	TX	74-1655289	8093
MICHIGAN PSYCHIATRIC SERVICES, INC.	MI	38-2423002	8093
NEURO INSTITUTE OF AUSTIN, L.P.	TX	56-2274069	8093
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.	TN	20-1215130	8093
NORTHERN INDIANA PARTNERS, LLC	TN	62-1664737	8093
NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.	TX	23-2238976	8062
OAK PLAINS ACADEMY OF TENNESSEE, INC.	TN	62-1725123	8093
OCALA BEHAVIORAL HEALTH, LLC	DE	32-0235544	8093
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC	DE	22-3600673	8093
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.	SC	57-1101379	8093
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.	SC	57-1101380	8093
PARK HEALTHCARE COMPANY	TN	62-1166882	8093
PENDLETON METHODIST HOSPITAL, L.L.C.	DE	75-3128254	8062
PENNSYLVANIA CLINICAL SCHOOLS, INC.	PA	62-1735966	8093
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.	DE	65-0816927	8093
PREMIER BEHAVIORAL SOLUTIONS, INC.	DE	63-0857352	8093
PSI SURETY, INC.	SC	42-1565042	8093
PSJ ACQUISITION, LLC	ND	26-4314533	8093
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC	DE	62-1658476	8093
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.	TN	62-1732340	8093
PSYCHIATRIC SOLUTIONS, INC.	DE	23-2491707	8093
RAMSAY MANAGED CARE, LLC	DE	72-1249464	8093
RAMSAY YOUTH SERVICES OF GEORGIA, INC.	DE	35-2174803	8093
RIVER OAKS, INC.	LA	72-0687735	8093
RIVEREDGE HOSPITAL HOLDINGS, INC.	DE	22-3682759	8093
ROLLING HILLS HOSPITAL, LLC	TN	20-5566098	8093
SAMSON PROPERTIES, LLC	FL	59-3653863	8093
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC	DE	43-2001465	8093
SHC-KPH, LP	TX	73-1726290	8093
SOUTHEASTERN HOSPITAL CORPORATION	TN	62-1606554	8093
SP BEHAVIORAL, LLC	FL	20-5202539	8093
SPARKS FAMILY HOSPITAL, INC.	NV	88-0159958	8062
SPRINGFIELD HOSPITAL, INC.	DE	26-0388272	8093
STONINGTON BEHAVIORAL HEALTH, INC.	DE	20-0687971	8093
SUMMIT OAKS HOSPITAL, INC.	NJ	20-1021210	8093
SUNSTONE BEHAVIORAL HEALTH, LLC	TN	80-0051894	8093
TBD ACQUISITION, LLC	DE	20-5048087	8093
TBJ BEHAVIORAL CENTER, LLC	DE	20-4865566	8093
TENNESSEE CLINICAL SCHOOLS, LLC	TN	62-1715237	8093
TEXAS CYPRESS CREEK HOSPITAL, L.P.	TX	62-1864266	8093
TEXAS HOSPITAL HOLDINGS, INC.	DE	62-1871091	8093
TEXAS LAUREL RIDGE HOSPITAL, L.P.	TX	43-2002326	8093
TEXAS SAN MARCOS TREATMENT CENTER, L.P.	TX	43-2002231	8093
TEXAS WEST OAKS HOSPITAL, L.P.	TX	62-1864265	8093
THE ARBOUR, INC.	MA	23-2238962	8093
THE BRIDGEWAY, INC.	AR	23-2238973	8093
THE NATIONAL DEAF ACADEMY, LLC	FL	59-3653865	8093
THE PINES RESIDENTIAL TREATMENT CENTER, INC.	VA	54-1465094	8093
THREE RIVERS BEHAVIORAL HEALTH, LLC	SC	57-1106645	8093
THREE RIVERS HEALTHCARE GROUP, LLC	SC	20-3842446	8093
TOLEDO HOLDING CO., LLC	DE	27-0607591	8093
TURNING POINT CARE CENTER, INC.	GA	58-1534607	8093
TWO RIVERS PSYCHIATRIC HOSPITAL, INC.	DE	23-2279129	8093
UHS CHILDREN SERVICES, INC.	DE	20-3577381	8093
UHS HOLDING COMPANY, INC.	NV	23-2367472	8062
UHS KENTUCKY HOLDINGS, L.L.C.	DE	20-5396036	8093
UHS OF ANCHOR, L.P.	DE	23-3044975	8093
UHS OF BENTON, INC.	DE	20-0930981	8093
UHS OF BOWLING GREEN, LLC	DE	20-0931121	8093
UHS OF CENTENNIAL PEAKS, L.L.C.	DE	26-3973154	8093
UHS OF CORNERSTONE HOLDINGS, INC.	DE	20-3184635	8062
UHS OF CORNERSTONE, INC.	DE	20-3184613	8062

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
UHS OF D.C., INC.	DE	23-2896723	8062
UHS OF DELAWARE, INC.	DE	23-2369986	8062
UHS OF DENVER, INC.	DE	20-5227927	8093
UHS OF DOVER, L.L.C.	DE	20-5093162	8093
UHS OF DOYLESTOWN, L.L.C.	DE	20-8179692	8093
UHS OF FAIRMOUNT, INC.	DE	23-3044432	8093
UHS OF FULLER, INC.	MA	23-2801395	8093
UHS OF GEORGIA HOLDINGS, INC.	DE	23-3044428	8062
UHS OF GEORGIA, INC.	DE	23-3044429	8093
UHS OF GREENVILLE, INC.	DE	23-3044427	8093
UHS OF HAMPTON, INC.	NJ	23-2985430	8093
UHS OF HARTGROVE, INC.	IL	23-2983574	8093
UHS OF LAKESIDE, LLC	DE	23-3044425	8093
UHS OF LAUREL HEIGHTS, L.P.	DE	23-3045288	8093
UHS OF NEW ORLEANS, INC.	LA	72-0802368	8093
UHS OF OKLAHOMA, INC.	OK	23-3041933	8093
UHS OF PARKWOOD, INC.	DE	23-3044435	8093
UHS OF PEACHFORD, L.P.	DE	23-3044978	8093
UHS OF PENNSYLVANIA, INC.	PA	23-2842434	8093
UHS OF PROVO CANYON, INC.	DE	23-3044423	8093
UHS OF PUERTO RICO, INC.	DE	23-2937744	8093
UHS OF RIDGE, LLC	DE	23-3044431	8093
UHS OF RIVER PARISHES, INC.	LA	23-2238966	8062
UHS OF ROCKFORD, LLC	DE	23-3044421	8093
UHS OF SALT LAKE CITY, L.L.C.	DE	26-0464201	8093
UHS OF SAVANNAH, L.L.C.	DE	20-0931196	8093
UHS OF SPRING MOUNTAIN, INC.	DE	20-0930346	8093
UHS OF SPRINGWOODS, L.L.C.	DE	20-5395878	8093
UHS OF SUMMITRIDGE, L.L.C.	DE	26-2203865	8093
UHS OF TEXOMA, INC.	DE	20-5908627	8062
UHS OF TIMBERLAWN, INC.	TX	23-2853139	8093
UHS OF TIMPANOGOS, INC.	DE	20-3687800	8093
UHS OF WESTWOOD PEMBROKE, INC.	MA	23-3061361	8093
UHS OF WYOMING, INC.	DE	20-3367209	8093
UHS OKLAHOMA CITY LLC	OK	20-2901605	8093
UHS SAHARA, INC.	DE	20-3955217	8093
UHS-CORONA, INC.	DE	52-1247839	8062
UNITED HEALTHCARE OF HARDIN, INC.	TN	62-1244469	8093
UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.	DE	23-3101502	8062
UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.	CA	23-3059262	8062
UNIVERSITY BEHAVIORAL, LLC	FL	20-5202458	8093
VALLE VISTA HOSPITAL PARTNERS, LLC	TN	62-1658516	8093
VALLE VISTA, LLC	DE	62-1740366	8093
VALLEY HOSPITAL MEDICAL CENTER, INC.	NV	23-2117855	8062
WEKIVA SPRINGS CENTER, LLC	DE	20-4865588	8093
WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED	FL	23-2306491	8062
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC	IN	20-3062075	8093
WILLOW SPRINGS, LLC	DE	62-1814471	8093
WINDMOOR HEALTHCARE INC.	FL	23-2922437	8093
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.	DE	59-3480410	8093
ZEUS ENDEAVORS, LLC	FL	59-3653864	8093

(1)	Address and telephone number of the principal executive office of each Additional Registrant are the same as those of Universal Health Services, Inc.

EXPLANATORY NOTE

The sole purpose of this pre-effective amendment is to file certain exhibits to the Registration Statement on Form S-4 (File No. 333-173267) of Universal Health Services, Inc. and certain subsidiaries of Universal Health Services, Inc. listed as additional registrants herein. No change is made to the Registration Statement other than with respect to Item 21(a) of Part II–Exhibits and Financial Statement Schedules. Accordingly, this pre-effective amendment consists only of the facing page, this Explanatory Note and Item 21(a) of Part II, the signatures and the Exhibit Index of the Registration Statement.

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Universal Health Services, Inc. (“UHS”) under the Securities Act or the Exchange Act, as indicated:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Universal Health Services, Inc., and amendments thereto, previously filed as Exhibit 3.1 to UHS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are incorporated herein by reference.

3.2	Bylaws of Universal Health Services, Inc., as amended, previously filed as Exhibit 3.2 to UHS’s Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated herein by reference.

3.3	Amendment to the Restated Certificate of Incorporation of Universal Health Services, Inc., previously filed as Exhibit 3.1 to UHS’s Current Report on Form 8-K dated July 3, 2001, is incorporated herein by reference.

3.4*	Aiken Regional Medical Centers, Inc. Articles of Incorporation.

3.5*	Bylaws of Aiken Regional Medical Centers, Inc.

3.6*	Alliance Health Center, Inc. Articles of Incorporation and amendments thereto.

3.7*	Amended and Restated Bylaws of Alliance Health Center, Inc.

3.8*	Alternative Behavioral Services, Inc. Articles of Incorporation and amendments thereto.

3.9*	Amended and Restated Bylaws of Alternative Behavioral Services, Inc.

3.10*	Associated Child Care Educational Services Inc. Articles of Incorporation and amendments thereto.

3.11*	Amended and Restated Bylaws of Associated Child Care Educational Services Inc.

3.12*	Atlantic Shores Hospital, LLC Certificate of Formation and amendment thereto.

3.13*	Atlantic Shores Hospital, LLC Amended and Restated Operating Agreement.

3.14*	Auburn Regional Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.15*	Bylaws of Auburn Regional Medical Center, Inc.

3.16*	Behavioral Healthcare LLC Certificate of Formation and amendments thereto.

3.17*	Behavioral Healthcare LLC Amended and Restated Operating Agreement.

3.18*	Benchmark Behavioral Health System, Inc. Articles of Incorporation and amendments thereto.

3.19*	Amended and Restated Bylaws of Benchmark Behavioral Health System, Inc.

3.20*	BHC Alhambra Hospital, Inc. Charter.

3.21*	Amended and Restated Bylaws of BHC Alhambra Hospital, Inc.

3.22*	BHC Belmont Pines Hospital, Inc. Charter.

3.23*	Amended and Restated Bylaws of BHC Belmont Pines Hospital, Inc.

3.24*	BHC Fairfax Hospital, Inc. Charter.

3.25*	Amended and Restated Bylaws of BHC Fairfax Hospital, Inc.

3.26*	BHC Fox Run Hospital, Inc. Charter.

3.27*	Amended and Restated Bylaws of BHC Fox Run Hospital, Inc.

3.28*	BHC Fremont Hospital, Inc. Charter.

3.29*	Amended and Restated Bylaws of BHC Fremont Hospital, Inc.

3.30*	BHC Health Services of Nevada, Inc. Articles of Incorporation.

3.31*	Amended and Restated Bylaws of BHC Health Services of Nevada, Inc.

3.32*	BHC Heritage Oaks Hospital, Inc. Charter.

3.33*	Amended and Restated Bylaws of BHC Heritage Oaks Hospital, Inc.

3.34*	BHC Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.35*	Amended and Restated Bylaws of BHC Holdings, Inc.

3.36*	BHC Intermountain Hospital, Inc. Charter.

3.37*	Amended and Restated Bylaws of BHC Intermountain Hospital, Inc.

3.38*	BHC Mesilla Valley Hospital, LLC Certificate of Formation and amendments thereto.

3.39*	BHC Mesilla Valley Hospital, LLC Amended and Restated Operating Agreement.

3.40*	BHC Montevista Hospital, Inc. Articles of Incorporation and amendments thereto.

3.41*	Amended and Restated Bylaws of BHC Montevista Hospital, Inc.

3.42*	BHC Northwest Psychiatric Hospital, LLC Certificate of Formation and amendments thereto.

3.43*	BHC Northwest Psychiatric Hospital, LLC Amended and Restated Operating Agreement.

3.44*	BHC of Indiana, General Partnership Amended and Restated Agreement of General Partnership

Exhibit No.	Description

3.45*	BHC Pinnacle Pointe Hospital, Inc. Charter.

3.46*	Amended and Restated Bylaws of BHC Pinnacle Pointe Hospital, Inc.

3.47*	BHC Properties, LLC Certificate of Formation.

3.48*	BHC Properties, LLC Amended and Restated Operating Agreement.

3.49*	BHC Sierra Vista Hospital, Inc. Charter.

3.50*	Amended and Restated Bylaws of BHC Sierra Vista Hospital, Inc.

3.51*	BHC Streamwood Hospital, Inc. Charter.

3.52*	Amended and Restated Bylaws of BHC Streamwood Hospital, Inc.

3.53*	Brentwood Acquisition, Inc. Charter.

3.54*	Amended and Restated Bylaws of Brentwood Acquisition, Inc.

3.55*	Brentwood Acquisition-Shreveport, Inc. Certificate of Incorporation and amendments thereto.

3.56*	Amended and Restated Bylaws of Brentwood Acquisition - Shreveport, Inc.

3.57*	Brynn Marr Hospital, Inc. Articles of Incorporation and amendments thereto.

3.58*	Amended and Restated Bylaws of Brynn Marr Hospital, Inc.

3.59*	Canyon Ridge Hospital, Inc. Articles of Incorporation.

3.60*	Amended and Restated Bylaws of Canyon Ridge Hospital, Inc.

3.61*	CCS/Lansing, Inc. Articles of Incorporation.

3.62*	Amended and Restated Bylaws of CCS/Lansing, Inc.

3.63*	Cedar Springs Hospital, Inc. Certificate of Incorporation and amendment thereto.

3.64*	Amended and Restated Bylaws of Cedar Springs Hospital, Inc.

3.65*	Children’s Comprehensive Services, Inc. Restated Charter and amendments thereto.

3.66*	Bylaws of Children’s Comprehensive Services, Inc.

3.67*	Columbus Hospital Partners, LLC Certificate of Formation.

3.68*	Columbus Hospital Partners, LLC Amended and Restated Operating Agreement.

3.69*	Cumberland Hospital Partners, LLC Certificate of Formation and amendments thereto.

3.70*	Cumberland Hospital Partners, LLC Amended and Restated Operating Agreement.

3.71*	Cumberland Hospital, LLC Articles of Organization and amendments thereto.

3.72*	Cumberland Hospital, LLC Amended and Restated Operating Agreement.

3.73*	Del Amo Hospital, Inc. Articles of Incorporation.

3.74*	Amended and Restated Bylaws of Del Amo Hospital, Inc.

3.75*	Emerald Coast Behavioral Hospital, LLC Certificate of Formation.

3.76*	Emerald Coast Behavioral Hospital, LLC Amended and Restated Operating Agreement.

3.77*	First Hospital Corporation of Virginia Beach Articles of Incorporation and amendments thereto.

3.78*	Amended and Restated Bylaws of First Hospital Corporation of Virginia Beach

3.79*	First Hospital Panamericano, Inc. Certificate of Incorporation and amendments thereto.

3.80*	Amended and Restated Bylaws of First Hospital Panamericano, Inc.

3.81*	Fort Duncan Medical Center, L.P. Certificate of Limited Partnership.

3.82*	Agreement of Limited Partnership of Fort Duncan Medical Center, L.P.

3.83*	Frontline Behavioral Health, Inc. Certificate of Incorporation and amendments thereto.

3.84*	Bylaws of Frontline Behavioral Health, Inc.

3.85*	Frontline Hospital, LLC Amended and Restated Certificate of Formation.

3.86*	Frontline Hospital, LLC Amended and Restated Operating Agreement.

3.87*	Frontline Residential Treatment Center, LLC Amended and Restated Certificate of Formation.

3.88*	Frontline Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.89*	Great Plains Hospital, Inc. Articles of Incorporation.

3.90*	Amended and Restated Bylaws of Great Plains Hospital, Inc.

3.91*	H.C. Corporation Articles of Incorporation.

3.92*	Amended and Restated Bylaws of H.C. Corporation.

3.93*	Agreement of General Partnership. of H.C. Partnership.

3.94*	Havenwyck Hospital Inc. Articles of Incorporation and amendments thereto.

3.95*	Amended and Restated Bylaws of Havenwyck Hospital Inc.

3.96*	HHC Augusta, Inc. Articles of Incorporation.

3.97*	Amended and Restated Bylaws of HHC Augusta, Inc.

3.98*	HHC Conway Investment, Inc. Articles of Incorporation.

3.99*	Amended and Restated Bylaws of HHC Conway Investment, Inc.

3.100*	HHC Delaware, Inc. Certificate of Incorporation.

3.101*	Amended and Restated Bylaws of HHC Delaware, Inc.

3.102*	HHC Focus Florida, Inc. Articles of Incorporation and amendments thereto.

3.103*	Amended and Restated Bylaws of HHC Focus Florida, Inc.

3.104*	HHC Pennsylvania, LLC Certificate of Formation.

Exhibit No.	Description

3.105*	HHC Pennsylvania, LLC Amended and Restated Operating Agreement.

3.106*	HHC Poplar Springs, Inc. Articles of Incorporation.

3.107*	Amended and Restated Bylaws of HHC Poplar Springs, Inc.

3.108*	HHC River Park, Inc. Articles of Incorporation.

3.109*	Amended and Restated Bylaws of HHC River Park, Inc.

3.110*	HHC St. Simons, Inc. Articles of Incorporation.

3.111*	Amended and Restated Bylaws of HHC St. Simons, Inc.

3.112*	Hickory Trail Hospital, L.P. Certificate of Limited Partnership.

3.113*	Amended and Restated Agreement of Limited Partnership of Hickory Trail Hospital, L.P.

3.114*	Holly Hill Hospital, LLC Certificate of Formation.

3.115*	Holly Hill Hospital, LLC Amended and Restated Operating Agreement.

3.116*	Horizon Health Corporation Amended and Restated Certificate of Incorporation.

3.117*	Amended and Restated Bylaws of Horizon Health Corporation.

3.118*	Horizon Health Hospital Services, LLC Certificate of Formation.

3.119*	Horizon Health Hospital Services, LLC Amended and Restated Operating Agreement.

3.120*	Horizon Mental Health Management, LLC Certificate of Formation.

3.121*	Horizon Mental Health Management, LLC Amended and Restated Operating Agreement.

3.122*	HSA Hill Crest Corporation Articles of Incorporation and amendments thereto.

3.123*	Amended and Restated Bylaws of HSA Hill Crest Corporation.

3.124*	Keys Group Holdings LLC Certificate of Formation and amendments thereto.

3.125*	Keys Group Holdings LLC Amended and Restated Operating Agreement.

3.126*	Keystone Continuum, LLC Articles of Organization.

3.127*	Keystone Continuum, LLC Amended and Restated Operating Agreement.

3.128*	Keystone Education and Youth Services, LLC Articles of Organization and amendments thereto.

3.129*	Keystone Education and Youth Services, LLC Amended and Restated Operating Agreement.

3.130*	Keystone Marion, LLC Articles of Organization.

3.131*	Keystone Marion, LLC Amended and Restated Operating Agreement.

3.132*	Keystone Newport News, LLC Articles of Organization.

3.133*	Keystone Newport News, LLC Amended and Restated Operating Agreement.

3.134*	Keystone NPS LLC Articles of Organization and amendments.

3.135*	Keystone NPS LLC Amended and Restated Operating Agreement.

3.136*	Keystone Richland Center, LLC Articles of Organization.

3.137*	Keystone Richland Center, LLC Amended and Restated Operating Agreement.

3.138*	Keystone WSNC, L.L.C. Articles of Organization.

3.139*	Keystone WSNC, L.L.C. Amended and Restated Operating Agreement.

3.140*	Keystone Memphis, LLC Articles of Organization.

3.141*	Keystone Memphis, LLC Amended and Restated Operating Agreement.

3.142*	Keystone / CCS Partners LLC Certificate of Formation and amendments thereto.

3.143*	Keystone / CCS Partners LLC Amended and Restated Operating Agreement.

3.144*	Kids Behavioral Health of Utah, Inc. Articles of Incorporation and amendments thereto.

3.145*	Amended and Restated Bylaws of Kids Behavioral Health of Utah, Inc.

3.146*	Kingwood Pines Hospital, LLC Articles of Incorporation and amendments thereto.

3.147*	Kingwood Pines Hospital, LLC Amended and Restated Operating Agreement.

3.148*	KMI Acquisition, LLC Certificate of Formation.

3.149*	KMI Acquisition, LLC Amended and Restated Operating Agreement.

3.150	La Amistad Residential Treatment Center, LLC Articles of Organization.

3.151	La Amistad Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.152	Lancaster Hospital Corporation Articles of Incorporation.

3.153	Bylaws of Lancaster Hospital Corporation.

3.154	Laurel Oaks Behavioral Health Center, Inc. Certificate of Incorporation and amendments thereto.

3.155	Amended and Restated Bylaws of Laurel Oaks Behavioral Health Center, Inc.

3.156	Lebanon Hospital Partners, LLC Certificate of Formation.

3.157	Lebanon Hospital Partners, LLC Amended and Restated Operating Agreement.

3.158	Manatee Memorial Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.159	Agreement of Limited Partnership of Manatee Memorial Hospital, L.P.

3.160	McAllen Hospitals, L.P. Certificate of Limited Partnership and amendments thereto.

3.161	Agreement of Limited Partnership and amendments thereto of McAllen Hospitals, L.P.

3.162	McAllen Medical Center, Inc. Certificate of Incorporation and amendments thereto.

3.163	Bylaws of McAllen Medical Center, Inc.

3.164	Merion Building Management, Inc. Certificate of Incorporation and amendments thereto.

Exhibit No.	Description

3.165	Bylaws of Merion Building Management, Inc.

3.166	Merridell Achievement Center, Inc. Articles of Incorporation and amendments thereto.

3.167	Amended and Restated Bylaws of Merridell Achievement Center, Inc.

3.168	Michigan Psychiatric Services, Inc. Articles of Incorporation and amendments thereto.

3.169	Amended and Restated Bylaws of Michigan Psychiatric Services, Inc.

3.170	Neuro Institute of Austin, L.P. Certificate of Limited Partnership and amendments thereto.

3.171	Amended and Restated Agreement of Limited Partnership of Neuro Institute of Austin, L.P.

3.172	North Spring Behavioral Healthcare, Inc. Charter and amendments thereto.

3.173	Amended and Restated Bylaws of North Spring Behavioral Healthcare, Inc.

3.174	Northern Indiana Partners, LLC Certificate of Formation.

3.175	Northern Indiana Partners, LLC Amended and Restated Operating Agreement.

3.176	Northwest Texas Healthcare System, Inc. Articles of Incorporation and amendments thereto.

3.177	Bylaws of Northwest Texas Healthcare System, Inc.

3.178	Oak Plains Academy of Tennessee, Inc. Charter and amendments thereto.

3.179	Amended and Restated Bylaws of Oak Plains Academy of Tennessee, Inc.

3.180	Ocala Behavioral Health, LLC Certificate of Formation and amendments thereto.

3.181	Ocala Behavioral Health, LLC Amended and Restated Operating Agreement.

3.182	Palmetto Behavioral Health Holdings, LLC Certificate of Formation and amendments thereto.

3.183	Palmetto Behavioral Health Holdings, LLC Amended and Restated Operating Agreement.

3.184	Palmetto Behavioral Health System, L.L.C. Articles of Organization.

3.185	Palmetto Behavioral Health System, L.L.C. Amended and Restated Operating Agreement.

3.186	Palmetto Lowcountry Behavioral Health, L.L.C. Articles of Organization.

3.187	Palmetto Lowcountry Behavioral Health, L.L.C. Amended and Restated Operating Agreement.

3.188	Park Healthcare Company Charter and amendments thereto.

3.189	Bylaws of Park Healthcare Company.

3.190	Pendleton Methodist Hospital, L.L.C. Certificate of Formation.

3.191	Pendleton Methodist Hospital, L.L.C. Operating Agreement and amendments thereto.

3.192	Pennsylvania Clinical Schools, Inc. Articles of Incorporation.

3.193	Amended and Restated Bylaws of Pennsylvania Clinical Schools, Inc.

3.194	Premier Behavioral Solutions of Florida, Inc. Certificate of Incorporation and amendments thereto.

3.195	Amended and Restated Bylaws of Premier Behavioral Solutions of Florida, Inc.

3.196	Premier Behavioral Solutions, Inc. Restated Certificate of Incorporation and amendments thereto.

3.197	Amended and Restated Bylaws of Premier Behavioral Solutions, Inc.

3.198	PSI Surety, Inc. Articles of Domestication.

3.199	Amended and Restated Bylaws of PSI Surety, Inc.

3.200	PSJ Acquisition, LLC Articles of Organization.

3.201	PSJ Acquisition, LLC Amended and Restated Operating Agreement.

3.202	Psychiatric Solutions Hospitals, LLC Certificate of Formation and amendments thereto.

3.203	Psychiatric Solutions Hospitals, LLC Amended and Restated Operating Agreement.

3.204	Psychiatric Solutions of Virginia, Inc. Certificate of Incorporation and amendments thereto.

3.205	Amended and Restated Bylaws of Psychiatric Solutions of Virginia, Inc.

3.206	Psychiatric Solutions, Inc. Amended and Restated Certificate of Incorporation and amendments thereto

3.207	Amended and Restated Bylaws of Psychiatric Solutions, Inc.

3.208	Ramsay Managed Care, LLC Certificate of Formation.

3.209	Ramsay Managed Care, LLC Amended and Restated Operating Agreement.

3.210	Ramsay Youth Services of Georgia, Inc. Certificate of Incorporation.

3.211	Amended and Restated Bylaws of Ramsay Youth Services of Georgia, Inc.

3.212	River Oaks, Inc. Restatement of Restated Articles of Incorporation and amendments thereto.

3.213	Amended and Restated Bylaws of River Oaks, Inc.

3.214	Riveredge Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.215	Amended and Restated Bylaws of Riveredge Hospital Holdings, Inc.

3.216	Rolling Hills Hospital, LLC Articles of Organization.

3.217	Rolling Hills Hospital, LLC Amended and Restated Operating Agreement.

3.218	Samson Properties, LLC Articles of Organization.

3.219	Samson Properties, LLC Amended and Restated Operating Agreement.

3.220	Shadow Mountain Behavioral Health System, LLC Certificate of Formation and amendments thereto.

3.221	Shadow Mountain Behavioral Health System, LLC Amended and Restated Operating Agreement.

3.222	SHC-KPH, LP Certificate of Limited Partnership and amendments thereto.

3.223	SHC-KPH, LP Amended and Restated Agreement of Limited Partnership.

3.224	Southeastern Hospital Corporation Charter.

Exhibit No.	Description

3.225	Bylaws of Southeastern Hospital Corporation

3.226	SP Behavioral, LLC Articles of Organization.

3.227	SP Behavioral, LLC Amended and Restated Operating Agreement.

3.228	Sparks Family Hospital, Inc. Articles of Incorporation and amendments thereto.

3.229	Bylaws of Sparks Family Hospital, Inc.

3.230	Springfield Hospital, Inc. Certificate of Incorporation.

3.231	Amended and Restated Bylaws of Springfield Hospital, Inc.

3.232	Stonington Behavioral Health, Inc. Certificate of Incorporation.

3.233	Amended and Restated Bylaws of Stonington Behavioral Health, Inc.

3.234	Summit Oaks Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.235	Amended and Restated Bylaws of Summit Oaks Hospital, Inc.

3.236	Sunstone Behavioral Health, LLC Certificate of Formation.

3.237	Sunstone Behavioral Health, LLC Amended and Restated Operating Agreement.

3.238	TBD Acquisition, LLC Certificate of Formation and amendments thereto.

3.239	TBD Acquisition, LLC Amended and Restated Operating Agreement.

3.240	TBJ Behavioral Center, LLC Certificate of Formation and amendments thereto.

3.241	TBJ Behavioral Center, LLC Amended and Restated Operating Agreement.

3.242	Tennessee Clinical Schools, LLC Articles of Organization.

3.243	Tennessee Clinical Schools, LLC Amended and Restated Operating Agreement.

3.244	Texas Cypress Creek Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.245	Amended and Restated Agreement of Limited Partnership of Texas Cypress Creek Hospital, L.P.

3.246	Texas Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.247	Texas Hospital Holdings, Inc. Amended and Restated Bylaws.

3.248	Texas Laurel Ridge Hospital, L.P. Certificate of Limited Partnership.

3.249	Amended and Restated Agreement of Limited Partnership of Texas Laurel Ridge Hospital, L.P.

3.250	Texas San Marcos Treatment Center, L.P. Certificate of Limited Partnership.

3.251	Amended and Restated Agreement of Limited Partnership of Texas San Marcos Treatment Center, L.P.

3.252	Texas West Oaks Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.253	Amended and Restated Agreement of Limited Partnership of Texas West Oaks Hospital, L.P.

3.254	The Arbour, Inc. Articles of Organization and amendments thereto.

3.255	Amended and Restated Bylaws of The Arbour, Inc.

3.256	The Bridgeway, Inc. Articles of Incorporation and amendments thereto.

3.257	Amended and Restated Bylaws of The Bridgeway, Inc.

3.258	The National Deaf Academy, LLC Articles of Organization and amendments thereto.

3.259	The National Deaf Academy, LLC Amended and Restated Operating Agreement.

3.260	The Pines Residential Treatment Center, Inc. Articles of Incorporation and amendments thereto.

3.261	Amended and Restated Bylaws of The Pines Residential Treatment Center, Inc.

3.262	Three Rivers Behavioral Health, LLC Restated Articles of Organization.

3.263	Three Rivers Behavioral Health, LLC Amended and Restated Operating Agreement.

3.264	Three Rivers Healthcare Group, LLC Restated Articles of Organization.

3.265	Three Rivers Healthcare Group, LLC Amended and Restated Operating Agreement.

3.266	Toledo Holding Co., LLC Certificate of Formation.

3.267	Toledo Holding Co., LLC Amended and Restated Operating Agreement.

3.268	Turning Point Care Center, Inc. Articles of Incorporation and amendments thereto.

3.269	Amended and Restated Bylaws of Turning Point Care Center, Inc.

3.270	Two Rivers Psychiatric Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.271	Amended and Restated Bylaws of Two Rivers Psychiatric Hospital, Inc.

3.272	UHS Children Services, Inc. Certificate of Incorporation.

3.273	Bylaws of UHS Children Services, Inc.

3.274	UHS Holding Company, Inc. Articles of Incorporation.

3.275	Bylaws of UHS Holding Company, Inc.

3.276**	UHS Kentucky Holdings, L.L.C. Certificate of Formation and amendments thereto.

3.277**	UHS Kentucky Holdings, L.L.C. Amended and Restated Operating Agreement.

3.278**	UHS of Anchor, L.P. Certificate of Limited Partnership and amendments thereto.

3.279**	Agreement of Limited Partnership of UHS of Anchor, L.P.

3.280**	UHS of Benton, Inc. Certificate of Incorporation.

3.281**	Amended and Restated Bylaws of UHS of Benton, Inc.

3.282**	UHS of Bowling Green, LLC Certificate of Formation and amendments thereto.

3.283**	UHS of Bowling Green, LLC Amended and Restated Operating Agreement.

3.284**	UHS of Centennial Peaks, L.L.C. Certificate of Formation.

Exhibit No.	Description

3.285**	UHS of Centennial Peaks, L.L.C. Amended and Restated Operating Agreement.

3.286**	UHS of Cornerstone Holdings, Inc. Certificate of Incorporation.

3.287**	UHS of Cornerstone Holdings, Inc. Bylaws

3.288**	UHS of Cornerstone, Inc. Certificate of Incorporation.

3.289**	UHS of Cornerstone, Inc. Bylaws

3.290**	UHS of D.C., Inc. Certificate of Incorporation.

3.291**	Bylaws of UHS of D.C., Inc.

3.292**	UHS of Delaware, Inc. Certificate of Incorporation and amendments thereto.

3.293**	Bylaws of UHS of Delaware, Inc.

3.294**	UHS of Denver, Inc. Certificate of Incorporation.

3.295**	Amended and Restated Bylaws of UHS of Denver, Inc.

3.296**	UHS of Dover, L.L.C. Certificate of Formation.

3.297**	UHS of Dover, L.L.C. Amended and Restated Operating Agreement.

3.298**	UHS of Doylestown, L.L.C. Certificate of Formation.

3.299**	UHS of Doylestown, L.L.C. Amended and Restated Operating Agreement.

3.300**	UHS of Fairmount, Inc. Certificate of Incorporation.

3.301**	Amended and Restated Bylaws of UHS of Fairmount, Inc.

3.302**	UHS of Fuller, Inc. Articles of Organization.

3.303**	Amended and Restated Bylaws of UHS of Fuller, Inc.

3.304**	UHS of Georgia Holdings, Inc. Certificate of Incorporation.

3.305**	Bylaws of UHS of Georgia Holdings, Inc.

3.306**	UHS of Georgia, Inc. Certificate of Incorporation.

3.307**	Bylaws of UHS of Georgia, Inc.

3.308**	UHS of Greenville, Inc. Certificate of Incorporation.

3.309**	Amended and Restated Bylaws of UHS of Greenville, Inc.

3.310**	UHS of Hampton, Inc. Certificate of Incorporation.

3.311**	Amended and Restated Bylaws of UHS of Hampton, Inc.

3.312**	UHS of Hartgrove, Inc. Articles of Incorporation.

3.313**	Amended and Restated Bylaws of UHS of Hartgrove, Inc.

3.314**	UHS of Lakeside, LLC Certificate of Formation.

3.315**	UHS of Lakeside, LLC Amended and Restated Operating Agreement.

3.316**	UHS of Laurel Heights, L.P. Certificate of Limited Partnership.

3.317**	Agreement of Limited Partnership of UHS of Laurel Heights, L.P.

3.318**	UHS of New Orleans, Inc. Articles of Incorporation.

3.319**	Bylaws of UHS of New Orleans, Inc.

3.320**	UHS of Oklahoma, Inc. Certificate of Incorporation and amendments thereto.

3.321**	Bylaws of UHS of Oklahoma, Inc.

3.322**	UHS of Parkwood, Inc. Certificate of Incorporation.

3.323**	Amended and Restated Bylaws of UHS of Parkwood, Inc.

3.324**	UHS of Peachford, L.P. Certificate of Limited Partnership.

3.325**	Agreement of Limited Partnership of UHS of Peachford, L.P.

3.326**	UHS of Pennsylvania, Inc. Articles of Incorporation.

3.327**	Amended and Restated Bylaws of UHS of Pennsylvania, Inc.

3.328**	UHS of Provo Canyon, Inc. Certificate of Incorporation and amendments thereto.

3.329**	Amended and Restated Bylaws of UHS of Provo Canyon, Inc.

3.330**	UHS of Puerto Rico, Inc. Certificate of Incorporation and amendments thereto.

3.331**	Amended and Restated Bylaws of UHS of Puerto Rico, Inc.

3.332**	UHS of Ridge, LLC Certificate of Formation.

3.333**	UHS of Ridge, LLC Amended and Restated Operating Agreement.

3.334**	UHS of River Parishes, Inc. Articles of Incorporation and amendments thereto.

3.335**	Bylaws of UHS of River Parishes, Inc.

3.336**	UHS of Rockford, LLC Certificate of Formation.

3.337**	UHS of Rockford, LLC Amended and Restated Operating Agreement.

3.338**	UHS of Salt Lake City, L.L.C. Certificate of Formation.

3.339**	UHS of Salt Lake City, L.L.C. Amended and Restated Operating Agreement.

3.340**	UHS of Savannah, L.L.C. Certificate of Formation.

3.341**	UHS of Savannah, L.L.C. Amended and Restated Operating Agreement.

3.342**	UHS of Spring Mountain, Inc. Certificate of Incorporation.

3.343**	Amended and Restated Bylaws of UHS of Spring Mountain, Inc.

3.344**	UHS of Springwoods, L.L.C. Certificate of Formation.

Exhibit No.	Description

3.345**	UHS of Springwoods, L.L.C. Amended and Restated Operating Agreement.

3.346**	UHS of Summitridge, L.L.C. Certificate of Formation.

3.347**	UHS of Summitridge, L.L.C. Amended and Restated Operating Agreement.

3.348**	UHS of Texoma, Inc. Certificate of Incorporation.

3.349**	Bylaws of UHS of Texoma, Inc.

3.350**	UHS of Timberlawn, Inc. Articles of Incorporation and amendments thereto.

3.351**	Amended and Restated Bylaws of UHS of Timberlawn, Inc.

3.352**	UHS of Timpanogos, Inc. Certificate of Incorporation.

3.353**	Amended and Restated Bylaws of UHS of Timpanogos, Inc.

3.354**	UHS of Westwood Pembroke, Inc. Articles of Organization and amendments thereto.

3.355**	Amended and Restated Bylaws of UHS of Westwood Pembroke, Inc.

3.356**	UHS of Wyoming, Inc. Certificate of Incorporation.

3.357**	Amended and Restated Bylaws of UHS of Wyoming, Inc.

3.358**	UHS of Oklahoma City LLC Articles of Organization and amendments thereto.

3.359**	UHS of Oklahoma City LLC Operating Agreement.

3.360**	UHS Sahara, Inc. Certificate of Incorporation.

3.361**	Amended and Restated Bylaws of UHS Sahara, Inc.

3.362**	UHS-Corona, Inc. Certificate of Incorporation and amendments thereto.

3.363**	Bylaws of UHS-Corona, Inc.

3.364**	United Healthcare of Hardin, Inc. Charter and amendments thereto.

3.365**	Amended and Restated Bylaws of United Healthcare of Hardin, Inc.

3.366**	Universal Health Services of Palmdale, Inc. Certificate of Incorporation.

3.367**	Amended and Restated Bylaws of Universal Health Services of Palmdale, Inc.

3.368**	Universal Health Services of Rancho Springs, Inc. Articles of Incorporation and amendments thereto.

3.369**	Amended and Restated Bylaws of Universal Health Services of Rancho Springs, Inc.

3.370**	University Behavioral, LLC Articles of Organization and amendments thereto.

3.371**	University Behavioral, LLC Amended and Restated Operating Agreement.

3.372**	Valle Vista Hospital Partners, LLC Certificate of Formation.

3.373**	Valle Vista Hospital Partners, LLC Amended and Restated Operating Agreement.

3.374**	Valle Vista, LLC Certificate of Formation and amendments thereto.

3.375**	Valle Vista, LLC Amended and Restated Operating Agreement.

3.376**	Valley Hospital Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.377**	Bylaws of Valley Hospital Medical Center, Inc.

3.378**	Wekiva Springs Center, LLC Certificate of Formation and amendments thereto.

3.379**	Wekiva Springs Center, LLC Amended and Restated Operating Agreement.

3.380**	Wellington Regional Medical Center, Incorporated Articles of Incorporation and amendments thereto.

3.381**	Amended and Restated Bylaws Wellington Regional Medical Center, Incorporated

3.382**	Wellstone Regional Hospital Acquisition, LLC Certificate of Formation and amendments thereto.

3.383**	Wellstone Regional Hospital Acquisition, LLC Amended and Restated Operating Agreement.

3.384**	Willow Springs, LLC Certificate of Formation and amendments thereto.

3.385**	Willow Springs, LLC Amended and Restated Operating Agreement.

3.386**	Windmoor Healthcare Inc. Articles of Incorporation.

3.387**	Amended and Restated Bylaws Windmoor Healthcare Inc.

3.388**	Windmoor Healthcare of Pinellas Park, Inc. Certificate of Incorporation and amendments thereto.

3.389**	Amended and Restated Bylaws Windmoor Healthcare of Pinellas Park, Inc.

3.390**	Zeus Endeavors, LLC Articles of Organization.

3.391**	Zeus Endeavors, LLC Amended and Restated Operating Agreement.

4.1	Indenture, dated as of September 29, 2010, between UHS, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as Trustee (the “Indenture”), previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

4.2	Supplemental Indenture to the Indenture, dated as of November 15, 2010, between UHS, as successor by merger to UHS Escrow Corporation, the subsidiary guarantors party thereto and Union Bank, N.A., as Trustee, relating to the $250,000,000 aggregate principal amount of UHS’s 7% Senior Notes due 2018, previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated November 17, 2010, is incorporated herein by reference.

4.3	Form of 7% Senior Note due 2018 (contained in Indenture filed as Exhibit 4.1 to this Registration Statement).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

5.2*	Opinion of Matthew D. Klein, Vice President and General Counsel of UHS.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of September 29, 2010, among Universal Health Services, Inc., certain of its subsidiaries, UHS Escrow Corporation, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers of the Senior Notes, previously filed as Exhibit 4.3 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3*	Consent of Matthew D. Klein, Vice President and General Counsel of UHS (included in Exhibit 5.2).

23.4*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on signature pages).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A. to act as trustee under the Indenture.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to DTC Participants.

99.4*	Form of Letter to Beneficial Holders.

*	Previously filed
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ ALAN B. MILLER
Alan B. Miller
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ALAN B. MILLER Alan B. Miller	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 1, 2011

/s/ MARC D. MILLER Marc D. Miller	Director and President	April 1, 2011

* Leatrice Ducat	Director	April 1, 2011

* John H. Herrell	Director	April 1, 2011

* Robert H. Hotz	Director	April 1, 2011

* Anthony Pantaleoni	Director	April 1, 2011

Rick Santorum	Director

* Daniel B. Silvers	Director	April 1, 2011

/s/ STEVE FILTON Steve Filton	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 1, 2011

*By	/s/ ALAN B. MILLER
Alan B. Miller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.

CCS/LANSING, INC.

CHILDREN’S COMPREHENSIVE SERVICES, INC.

DEL AMO HOSPITAL, INC.

FRONTLINE BEHAVIORAL HEALTH, INC.

MERRIDELL ACHIEVEMENT CENTER, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PARK HEALTHCARE COMPANY

PENNSYLVANIA CLINICAL SCHOOLS, INC.

RIVER OAKS, INC.

SOUTHEASTERN HOSPITAL CORPORATION

STONINGTON BEHAVIORAL HEALTH, INC.

THE ARBOUR, INC.

THE BRIDGEWAY, INC.

TURNING POINT CARE CENTER, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC.

UHS OF BENTON, INC.

UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC.

UHS OF FULLER, INC.

UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC.

UHS OF GREENVILLE, INC.

UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC.

UHS OF LAKESIDE, LLC

UHS OF PARKWOOD, INC.

UHS OF PENNSYLVANIA, INC.

UHS OF PROVO CANYON, INC.

UHS OF SPRING MOUNTAIN, INC.

UHS OF TIMBERLAWN, INC.

UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC.

UHS OF WYOMING, INC.

UHS SAHARA, INC.

UNITED HEALTHCARE OF HARDIN, INC.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

FRONTLINE HOSPITAL, LLC
FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By: Frontline Behavioral Health, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYS GROUP HOLDINGS LLC

By: UHS Children Services, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE/CCS PARTNERS LLC

By: Children’s Comprehensive Services, Inc. Its Minority Member

By: KEYS Group Holdings LLC Its Managing Member and sole member of the minority member

By: UHS Children Services, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE CONTINUUM, LLC KEYSTONE NPS LLC KEYSTONE RICHLAND CENTER, LLC

By: Keystone/CCS Partners LLC Its managing member

By: Children’s Comprehensive Services, Inc. Its minority member

By: KEYS Group Holdings LLC Its managing member and sole member of the minority member

By: UHS Children Services, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By: KEYS Group Holdings LLC Its managing member

By: UHS Children Services, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SAVANNAH, L.L.C.

By: UHS of Georgia Holdings, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE MARION, LLC KEYSTONE MEMPHIS, LLC KEYSTONE NEWPORT NEWS, LLC KEYSTONE WSNC, L.L.C.

By: Keystone Education and Youth Services, LLC Its managing member

By: KEYS Group Holdings LLC Its managing member

By: UHS Children Services, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF CENTENNIAL PEAKS, L.L.C.

By: UHS of Denver, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF DOYLESTOWN, L.L.C.

By: UHS of Pennsylvania, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SALT LAKE CITY, L.L.C.

By: UHS of Provo Canyon, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SUMMITRIDGE, LLC

By: UHS of Peachford, L.P, Its managing member

By: UHS of Georgia, Inc. Its general partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF ANCHOR, L.P. UHS OF LAUREL HEIGHTS, L.P. UHS OF PEACHFORD, L.P.

By: UHS of Georgia, Inc. Its general partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	President (Principal Executive Officer), Director	April 1, 2011

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer), Director	April 1, 2011

* Debra K. Osteen	Director	April 1, 2011

*By	/s/ STEVE FILTON
Steve Filton
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

AIKEN REGIONAL MEDICAL CENTERS, INC.

AUBURN REGIONAL MEDICAL CENTER, INC.

LANCASTER HOSPITAL CORPORATION

MCALLEN MEDICAL CENTER, INC.

MERION BUILDING MANAGEMENT, INC.

NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.

SPARKS FAMILY HOSPITAL, INC.

UHS HOLDING COMPANY, INC.

UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC.

UHS OF D.C., INC.

UHS OF DELAWARE, INC.

UHS OF NEW ORLEANS, INC.

UHS OF OKLAHOMA, INC.

UHS OF PUERTO RICO, INC.

UHS OF RIVER PARISHES, INC.

UHS OF TEXOMA, INC.

UHS-CORONA, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

MANATEE MEMORIAL HOSPITAL, L.P.

By: Wellington Regional Medical Center, Incorporated Its general partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

MCALLEN HOSPITALS, L.P.

By: McAllen Medical Center, Inc. Its general partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PENDLETON METHODIST HOSPITAL, L.L.C.

By: UHS of River Parishes, Inc. Its managing member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS KENTUCKY HOLDINGS, L.L.C.

By: UHS of Delaware, Inc. Its managing member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OKLAHOMA CITY LLC UHS OF SPRINGWOODS, L.L.C.

By: UHS of New Orleans, Inc. Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

FORT DUNCAN MEDICAL CENTER, L.P.

By: Fort Duncan Medical Center, Inc. Its general partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	President (Principal Executive Officer), Director	April 1, 2011

/s/ STEVE FILTON Steve Filton	Vice President (Principal Accounting and Financial Officer), Director	April 1, 2011

/s/ MARC D. MILLER Marc D. Miller	Vice President, Director	April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

ALLIANCE HEALTH CENTER, INC.

ALTERNATIVE BEHAVIORAL SERVICES, INC.

BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC PINNACLE POINTE HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BRENTWOOD ACQUISITION, INC.

BRENTWOOD ACQUISITION-SHREVEPORT, INC.

BRYNN MARR HOSPITAL, INC.

CANYON RIDGE HOSPITAL, INC.

CEDAR SPRINGS HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FIRST HOSPITAL PANAMERICANO, INC.

GREAT PLAINS HOSPITAL, INC.

H. C. CORPORATION

HAVENWYCK HOSPITAL INC.

HHC AUGUSTA, INC.

HHC CONWAY INVESTMENT, INC.

HHC DELAWARE, INC.

HHC FOCUS FLORIDA, INC.

HHC POPLAR SPRINGS, INC.

HHC RIVER PARK, INC.

HHC ST. SIMONS, INC.

HORIZON HEALTH CORPORATION

HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MICHIGAN PSYCHIATRIC SERVICES, INC.

NORTH SPRING BEHAVIORAL HEALTHCARE, INC.

PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.

PREMIER BEHAVIORAL SOLUTIONS, INC.

PSI SURETY, INC.

PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC.

SPRINGFIELD HOSPITAL, INC.

SUMMIT OAKS HOSPITAL, INC.

TEXAS HOSPITAL HOLDINGS, INC.

THE PINES RESIDENTIAL TREATMENT CENTER, INC.

WINDMOOR HEALTHCARE INC.

WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

ATLANTIC SHORES HOSPITAL, L.L.C.

EMERALD COAST BEHAVIORAL HOSPITAL, LLC

OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC

RAMSAY MANAGED CARE, LLC

SAMSON PROPERTIES, LLC

TBJ BEHAVIORAL CENTER, LLC

THREE RIVERS HEALTHCARE GROUP, LLC

WEKIVA SPRINGS CENTER, LLC

ZEUS ENDEAVORS, LLC

By: Premier Behavioral Solutions, Inc.

Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BEHAVIORAL HEALTHCARE, LLC

By: BHC Holdings, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC MESILLA VALLEY HOSPITAL, LLC BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC CUMBERLAND HOSPITAL PARTNERS, LLC

By: BHC Properties, LLC Its Sole Member

By: Behavioral Healthcare LLC Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC OF INDIANA, GENERAL PARTNERSHIP

By: Columbus Hospital Partners, LLC Its General Partner

By: Lebanon Hospital Partners, LLC Its General Partner

By: Northern Indiana Partners, LLC Its General Partner

By: Valle Vista Hospital Partners, LLC Its General Partner

By: BHC Healthcare, LLC The Sole Member of each of the above General Partners

By: BHC Holdings, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC PROPERTIES, LLC

COLUMBUS HOSPITAL PARTNERS, LLC

HOLLY HILL HOSPITAL, LLC

LEBANON HOSPITAL PARTNERS, LLC

NORTHERN INDIANA PARTNERS, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC

By: Behavioral Healthcare LLC

Its Sole Member

    By: BHC Holdings, Inc.

    Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

CUMBERLAND HOSPITAL, LLC

By: Cumberland Hospital Partners, LLC

Its Managing Member

By: BHC Properties, LLC

Its Minority Member and Sole Member of the Managing Member

    By: Behavioral Healthcare LLC

    Its Sole Member

        By: BHC Holdings, Inc.

        Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

H.C. PARTNERSHIP

By: H.C. Corporation

Its General Partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

By: HSA Hill Crest Corporation

Its General Partner

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HHC PENNSYLVANIA, LLC

KINGWOOD PINES HOSPITAL, LLC

TOLEDO HOLDING CO., LLC

By: Horizon Health Hospital Services, LLC

Its Sole Member

    By: Horizon Health Corporation

    Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HICKORY TRAIL HOSPITAL, L.P.

NEURO INSTITUTE OF AUSTIN, L.P.

TEXAS CYPRESS CREEK HOSPITAL, L.P.

TEXAS LAUREL RIDGE HOSPITAL, L.P.

TEXAS SAN MARCOS TREATMENT CENTER, L.P.

TEXAS WEST OAKS HOSPITAL, L.P.

By: Texas Hospital Holdings, LLC

Its General Partner

    By: Psychiatric Solutions Hospitals, LLC

    Its Sole Member

        By: Psychiatric Solutions, Inc.

        Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HORIZON HEALTH HOSPITAL SERVICES, LLC

HORIZON MENTAL HEALTH MANAGEMENT, LLC

SUNSTONE BEHAVIORAL HEALTH, LLC

By: Horizon Health Corporation

Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KMI ACQUISITION, LLC

ROLLING HILLS HOSPITAL, LLC

PSJ ACQUISITION, LLC

SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC

TBD ACQUISITION, LLC

By: Psychiatric Solutions Hospitals, LLC

Its Sole Member

    By: Psychiatric Solutions, Inc.

    Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By: Palmetto Behavioral Health Holdings, LLC

Its Sole Member

    By: Premier Behavioral Solutions, Inc.

    Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By: Palmetto Behavioral Health System, L.L.C. Its Sole Member

By: Palmetto Behavioral Health Holdings, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By: Psychiatric Solutions, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

THREE RIVERS BEHAVIORAL HEALTH, LLC

By: Three Rivers Healthcare Group, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

SHC-KPH, LP

By: HHC Kingwood Investment, LLC Its General Partner

By: Kingwood Pines Hospital, LLC Its Limited partner

By: Horizon Health Hospital Services, LLC The Sole Member of the above Limited and General Partner

By: Horizon Health Corporation Its sole member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

SP BEHAVIORAL, LLC UNIVERSITY BEHAVIORAL, LLC

By: Ramsay Managed Care, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

THE NATIONAL DEAF ACADEMY, LLC

By: Zeus Endeavors, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

VALLE VISTA, LLC

By: BHC of Indiana, General Partnership Its Sole Member

By: Columbus Hospital Partners, LLC Its General Partner

    By: Lebanon Hospital Partners, LLC

    Its General Partner

    By: Northern Indiana Partners, LLC

    Its General Partner

    By: Valle Vista Hospital Partners, LLC

    Its General Partner

        By: Behavioral Healthcare LLC

        The Sole Member of each of the above General Partners

            By: BHC Holdings, Inc.

            Its Sole Member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By: Wellstone Holdings, Inc.

Its Minority Member

    By: Behavioral Healthcare LLC

    Its Managing Member and Sole Member of the Minority

        Member

        By: BHC Holdings, Inc.

        Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

WILLOW SPRINGS, LLC By: BHC Health Services of Nevada, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DEBRA K. OSTEEN Debra K. Osteen	President (Principal Executive Officer), Director	April 1, 2011

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer), Director	April 1, 2011

* Larry Harrod	Vice President, Director	April 1, 2011

*By	/s/ STEVE FILTON
Steve Filton As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC TENNESSEE CLINICAL SCHOOLS, LLC UHS OF BOWLING GREEN, LLC UHS OF RIDGE, LLC UHS OF ROCKFORD, LLC By: Universal Health Services, Inc. Its managing member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President

UHS OF DOVER, L.L.C.

By: UHS of Rockford, LLC Its sole member

By: Universal Health Services, Inc. Its managing member

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	Chairman (Principal Executive Officer), Director	April 1, 2011

/s/ STEVE FILTON Steve Filton	Secretary, Chief Financial Officer, Senior Vice President (Principal Accounting and Financial Officer), Director	April 1, 2011

/s/ MARC D. MILLER Marc D. Miller	President, Director	April 1, 2011

Rick Santorum	Director

* Leatrice Ducat	Director	April 1, 2011

* John H. Herrell	Director	April 1, 2011

* Robert H. Hotz	Director	April 1, 2011

* Anthony Pantaleoni	Director	April 1, 2011

* Daniel B. Silvers	Director	April 1, 2011

*By	/s/ ALAN B. MILLER
Alan B. Miller As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Universal Health Services, Inc., and amendments thereto, previously filed as Exhibit 3.1 to UHS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are incorporated herein by reference.

3.2	Bylaws of Universal Health Services, Inc., as amended, previously filed as Exhibit 3.2 to UHS’s Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated herein by reference.

3.3	Amendment to the Restated Certificate of Incorporation of Universal Health Services, Inc., previously filed as Exhibit 3.1 to UHS’s Current Report on Form 8-K dated July 3, 2001, is incorporated herein by reference.

3.4*	Aiken Regional Medical Centers, Inc. Articles of Incorporation.

3.5*	Bylaws of Aiken Regional Medical Centers, Inc.

3.6*	Alliance Health Center, Inc. Articles of Incorporation and amendments thereto.

3.7*	Amended and Restated Bylaws of Alliance Health Center, Inc.

3.8*	Alternative Behavioral Services, Inc. Articles of Incorporation and amendments thereto.

3.9*	Amended and Restated Bylaws of Alternative Behavioral Services, Inc.

3.10*	Associated Child Care Educational Services Inc. Articles of Incorporation and amendments thereto.

3.11*	Amended and Restated Bylaws of Associated Child Care Educational Services Inc.

3.12*	Atlantic Shores Hospital, LLC Certificate of Formation and amendment thereto.

3.13*	Atlantic Shores Hospital, LLC Amended and Restated Operating Agreement.

3.14*	Auburn Regional Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.15*	Bylaws of Auburn Regional Medical Center, Inc.

3.16*	Behavioral Healthcare LLC Certificate of Formation and amendments thereto.

3.17*	Behavioral Healthcare LLC Amended and Restated Operating Agreement.

3.18*	Benchmark Behavioral Health System, Inc. Articles of Incorporation and amendments thereto.

3.19*	Amended and Restated Bylaws of Benchmark Behavioral Health System, Inc.

3.20*	BHC Alhambra Hospital, Inc. Charter.

3.21*	Amended and Restated Bylaws of BHC Alhambra Hospital, Inc.

3.22*	BHC Belmont Pines Hospital, Inc. Charter.

3.23*	Amended and Restated Bylaws of BHC Belmont Pines Hospital, Inc.

3.24*	BHC Fairfax Hospital, Inc. Charter.

3.25*	Amended and Restated Bylaws of BHC Fairfax Hospital, Inc.

3.26*	BHC Fox Run Hospital, Inc. Charter.

3.27*	Amended and Restated Bylaws of BHC Fox Run Hospital, Inc.

3.28*	BHC Fremont Hospital, Inc. Charter.

3.29*	Amended and Restated Bylaws of BHC Fremont Hospital, Inc.

3.30*	BHC Health Services of Nevada, Inc. Articles of Incorporation.

3.31*	Amended and Restated Bylaws of BHC Health Services of Nevada, Inc.

3.32*	BHC Heritage Oaks Hospital, Inc. Charter.

3.33*	Amended and Restated Bylaws of BHC Heritage Oaks Hospital, Inc.

3.34*	BHC Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.35*	Amended and Restated Bylaws of BHC Holdings, Inc.

3.36*	BHC Intermountain Hospital, Inc. Charter.

3.37*	Amended and Restated Bylaws of BHC Intermountain Hospital, Inc.

3.38*	BHC Mesilla Valley Hospital, LLC Certificate of Formation and amendments thereto.

3.39*	BHC Mesilla Valley Hospital, LLC Amended and Restated Operating Agreement.

3.40*	BHC Montevista Hospital, Inc. Articles of Incorporation and amendments thereto.

3.41*	Amended and Restated Bylaws of BHC Montevista Hospital, Inc.

3.42*	BHC Northwest Psychiatric Hospital, LLC Certificate of Formation and amendments thereto.

3.43*	BHC Northwest Psychiatric Hospital, LLC Amended and Restated Operating Agreement.

3.44*	BHC of Indiana, General Partnership Amended and Restated Agreement of General Partnership

3.45*	BHC Pinnacle Pointe Hospital, Inc. Charter.

3.46*	Amended and Restated Bylaws of BHC Pinnacle Pointe Hospital, Inc.

3.47*	BHC Properties, LLC Certificate of Formation.

3.48*	BHC Properties, LLC Amended and Restated Operating Agreement.

3.49*	BHC Sierra Vista Hospital, Inc. Charter.

3.50*	Amended and Restated Bylaws of BHC Sierra Vista Hospital, Inc.

3.51*	BHC Streamwood Hospital, Inc. Charter.

3.52*	Amended and Restated Bylaws of BHC Streamwood Hospital, Inc.

3.53*	Brentwood Acquisition, Inc. Charter.

Exhibit No.	Description

3.54*	Amended and Restated Bylaws of Brentwood Acquisition, Inc.

3.55*	Brentwood Acquisition-Shreveport, Inc. Certificate of Incorporation and amendments thereto.

3.56*	Amended and Restated Bylaws of Brentwood Acquisition - Shreveport, Inc.

3.57*	Brynn Marr Hospital, Inc. Articles of Incorporation and amendments thereto.

3.58*	Amended and Restated Bylaws of Brynn Marr Hospital, Inc.

3.59*	Canyon Ridge Hospital, Inc. Articles of Incorporation.

3.60*	Amended and Restated Bylaws of Canyon Ridge Hospital, Inc.

3.61*	CCS/Lansing, Inc. Articles of Incorporation.

3.62*	Amended and Restated Bylaws of CCS/Lansing, Inc.

3.63*	Cedar Springs Hospital, Inc. Certificate of Incorporation and amendment thereto.

3.64*	Amended and Restated Bylaws of Cedar Springs Hospital, Inc.

3.65*	Children’s Comprehensive Services, Inc. Restated Charter and amendments thereto.

3.66*	Bylaws of Children’s Comprehensive Services, Inc.

3.67*	Columbus Hospital Partners, LLC Certificate of Formation.

3.68*	Columbus Hospital Partners, LLC Amended and Restated Operating Agreement.

3.69*	Cumberland Hospital Partners, LLC Certificate of Formation and amendments thereto.

3.70*	Cumberland Hospital Partners, LLC Amended and Restated Operating Agreement.

3.71*	Cumberland Hospital, LLC Articles of Organization and amendments thereto.

3.72*	Cumberland Hospital, LLC Amended and Restated Operating Agreement.

3.73*	Del Amo Hospital, Inc. Articles of Incorporation.

3.74*	Amended and Restated Bylaws of Del Amo Hospital, Inc.

3.75*	Emerald Coast Behavioral Hospital, LLC Certificate of Formation.

3.76*	Emerald Coast Behavioral Hospital, LLC Amended and Restated Operating Agreement.

3.77*	First Hospital Corporation of Virginia Beach Articles of Incorporation and amendments thereto.

3.78*	Amended and Restated Bylaws of First Hospital Corporation of Virginia Beach

3.79*	First Hospital Panamericano, Inc. Certificate of Incorporation and amendments thereto.

3.80*	Amended and Restated Bylaws of First Hospital Panamericano, Inc.

3.81*	Fort Duncan Medical Center, L.P. Certificate of Limited Partnership.

3.82*	Agreement of Limited Partnership of Fort Duncan Medical Center, L.P.

3.83*	Frontline Behavioral Health, Inc. Certificate of Incorporation and amendments thereto.

3.84*	Bylaws of Frontline Behavioral Health, Inc.

3.85*	Frontline Hospital, LLC Amended and Restated Certificate of Formation.

3.86*	Frontline Hospital, LLC Amended and Restated Operating Agreement.

3.87*	Frontline Residential Treatment Center, LLC Amended and Restated Certificate of Formation.

3.88*	Frontline Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.89*	Great Plains Hospital, Inc. Articles of Incorporation.

3.90*	Amended and Restated Bylaws of Great Plains Hospital, Inc.

3.91*	H.C. Corporation Articles of Incorporation.

3.92*	Amended and Restated Bylaws of H.C. Corporation.

3.93*	Agreement of General Partnership. of H.C. Partnership.

3.94*	Havenwyck Hospital Inc. Articles of Incorporation and amendments thereto.

3.95*	Amended and Restated Bylaws of Havenwyck Hospital Inc.

3.96*	HHC Augusta, Inc. Articles of Incorporation.

3.97*	Amended and Restated Bylaws of HHC Augusta, Inc.

3.98*	HHC Conway Investment, Inc. Articles of Incorporation.

3.99*	Amended and Restated Bylaws of HHC Conway Investment, Inc.

3.100*	HHC Delaware, Inc. Certificate of Incorporation.

3.101*	Amended and Restated Bylaws of HHC Delaware, Inc.

3.102*	HHC Focus Florida, Inc. Articles of Incorporation and amendments thereto.

3.103*	Amended and Restated Bylaws of HHC Focus Florida, Inc.

3.104*	HHC Pennsylvania, LLC Certificate of Formation.

3.105*	HHC Pennsylvania, LLC Amended and Restated Operating Agreement.

3.106*	HHC Poplar Springs, Inc. Articles of Incorporation.

3.107*	Amended and Restated Bylaws of HHC Poplar Springs, Inc.

3.108*	HHC River Park, Inc. Articles of Incorporation.

3.109*	Amended and Restated Bylaws of HHC River Park, Inc.

3.110*	HHC St. Simons, Inc. Articles of Incorporation.

3.111*	Amended and Restated Bylaws of HHC St. Simons, Inc.

3.112*	Hickory Trail Hospital, L.P. Certificate of Limited Partnership.

3.113*	Amended and Restated Agreement of Limited Partnership of Hickory Trail Hospital, L.P.

Exhibit No.	Description

3.114*	Holly Hill Hospital, LLC Certificate of Formation.

3.115*	Holly Hill Hospital, LLC Amended and Restated Operating Agreement.

3.116*	Horizon Health Corporation Amended and Restated Certificate of Incorporation.

3.117*	Amended and Restated Bylaws of Horizon Health Corporation.

3.118*	Horizon Health Hospital Services, LLC Certificate of Formation.

3.119*	Horizon Health Hospital Services, LLC Amended and Restated Operating Agreement.

3.120*	Horizon Mental Health Management, LLC Certificate of Formation.

3.121*	Horizon Mental Health Management, LLC Amended and Restated Operating Agreement.

3.122*	HSA Hill Crest Corporation Articles of Incorporation and amendments thereto.

3.123*	Amended and Restated Bylaws of HSA Hill Crest Corporation.

3.124*	Keys Group Holdings LLC Certificate of Formation and amendments thereto.

3.125*	Keys Group Holdings LLC Amended and Restated Operating Agreement.

3.126*	Keystone Continuum, LLC Articles of Organization.

3.127*	Keystone Continuum, LLC Amended and Restated Operating Agreement.

3.128*	Keystone Education and Youth Services, LLC Articles of Organization and amendments thereto.

3.129*	Keystone Education and Youth Services, LLC Amended and Restated Operating Agreement.

3.130*	Keystone Marion, LLC Articles of Organization.

3.131*	Keystone Marion, LLC Amended and Restated Operating Agreement.

3.132*	Keystone Newport News, LLC Articles of Organization.

3.133*	Keystone Newport News, LLC Amended and Restated Operating Agreement.

3.134*	Keystone NPS LLC Articles of Organization and amendments.

3.135*	Keystone NPS LLC Amended and Restated Operating Agreement.

3.136*	Keystone Richland Center, LLC Articles of Organization.

3.137*	Keystone Richland Center, LLC Amended and Restated Operating Agreement.

3.138*	Keystone WSNC, L.L.C. Articles of Organization.

3.139*	Keystone WSNC, L.L.C. Amended and Restated Operating Agreement.

3.140*	Keystone Memphis, LLC Articles of Organization.

3.141*	Keystone Memphis, LLC Amended and Restated Operating Agreement.

3.142*	Keystone / CCS Partners LLC Certificate of Formation and amendments thereto.

3.143*	Keystone / CCS Partners LLC Amended and Restated Operating Agreement.

3.144*	Kids Behavioral Health of Utah, Inc. Articles of Incorporation and amendments thereto.

3.145*	Amended and Restated Bylaws of Kids Behavioral Health of Utah, Inc.

3.146*	Kingwood Pines Hospital, LLC Articles of Incorporation and amendments thereto.

3.147*	Kingwood Pines Hospital, LLC Amended and Restated Operating Agreement.

3.148*	KMI Acquisition, LLC Certificate of Formation.

3.149*	KMI Acquisition, LLC Amended and Restated Operating Agreement.

3.150	La Amistad Residential Treatment Center, LLC Articles of Organization.

3.151	La Amistad Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.152	Lancaster Hospital Corporation Articles of Incorporation.

3.153	Bylaws of Lancaster Hospital Corporation.

3.154	Laurel Oaks Behavioral Health Center, Inc. Certificate of Incorporation and amendments thereto.

3.155	Amended and Restated Bylaws of Laurel Oaks Behavioral Health Center, Inc.

3.156	Lebanon Hospital Partners, LLC Certificate of Formation.

3.157	Lebanon Hospital Partners, LLC Amended and Restated Operating Agreement.

3.158	Manatee Memorial Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.159	Agreement of Limited Partnership of Manatee Memorial Hospital, L.P.

3.160	McAllen Hospitals, L.P. Certificate of Limited Partnership and amendments thereto.

3.161	Agreement of Limited Partnership and amendments thereto of McAllen Hospitals, L.P.

3.162	McAllen Medical Center, Inc. Certificate of Incorporation and amendments thereto.

3.163	Bylaws of McAllen Medical Center, Inc.

3.164	Merion Building Management, Inc. Certificate of Incorporation and amendments thereto.

3.165	Bylaws of Merion Building Management, Inc.

3.166	Merridell Achievement Center, Inc. Articles of Incorporation and amendments thereto..

3.167	Amended and Restated Bylaws of Merridell Achievement Center, Inc.

3.168	Michigan Psychiatric Services, Inc. Articles of Incorporation and amendments thereto.

3.169	Amended and Restated Bylaws of Michigan Psychiatric Services, Inc.

3.170	Neuro Institute of Austin, L.P. Certificate of Limited Partnership and amendments thereto.

3.171	Amended and Restated Agreement of Limited Partnership of Neuro Institute of Austin, L.P.

3.172	North Spring Behavioral Healthcare, Inc. Charter and amendments thereto.

3.173	Amended and Restated Bylaws of North Spring Behavioral Healthcare, Inc.

Exhibit No.	Description

3.174	Northern Indiana Partners, LLC Certificate of Formation.

3.175	Northern Indiana Partners, LLC Amended and Restated Operating Agreement.

3.176	Northwest Texas Healthcare System, Inc. Articles of Incorporation and amendments thereto.

3.177	Bylaws of Northwest Texas Healthcare System, Inc.

3.178	Oak Plains Academy of Tennessee, Inc. Charter and amendments thereto.

3.179	Amended and Restated Bylaws of Oak Plains Academy of Tennessee, Inc.

3.180	Ocala Behavioral Health, LLC Certificate of Formation and amendments thereto.

3.181	Ocala Behavioral Health, LLC Amended and Restated Operating Agreement.

3.182	Palmetto Behavioral Health Holdings, LLC Certificate of Formation and amendments thereto.

3.183	Palmetto Behavioral Health Holdings, LLC Amended and Restated Operating Agreement.

3.184	Palmetto Behavioral Health System, L.L.C. Articles of Organization.

3.185	Palmetto Behavioral Health System, L.L.C. Amended and Restated Operating Agreement.

3.186	Palmetto Lowcountry Behavioral Health, L.L.C. Articles of Organization.

3.187	Palmetto Lowcountry Behavioral Health, L.L.C. Amended and Restated Operating Agreement.

3.188	Park Healthcare Company Charter and amendments thereto.

3.189	Bylaws of Park Healthcare Company.

3.190	Pendleton Methodist Hospital, L.L.C. Certificate of Formation.

3.191	Pendleton Methodist Hospital, L.L.C. Operating Agreement and amendments thereto.

3.192	Pennsylvania Clinical Schools, Inc. Articles of Incorporation.

3.193	Amended and Restated Bylaws of Pennsylvania Clinical Schools, Inc.

3.194	Premier Behavioral Solutions of Florida, Inc. Certificate of Incorporation and amendments thereto.

3.195	Amended and Restated Bylaws of Premier Behavioral Solutions of Florida, Inc.

3.196	Premier Behavioral Solutions, Inc. Restated Certificate of Incorporation and amendments thereto.

3.197	Amended and Restated Bylaws of Premier Behavioral Solutions, Inc.

3.198	PSI Surety, Inc. Articles of Domestication.

3.199	Amended and Restated Bylaws of PSI Surety, Inc.

3.200	PSJ Acquisition, LLC Articles of Organization.

3.201	PSJ Acquisition, LLC Amended and Restated Operating Agreement.

3.202	Psychiatric Solutions Hospitals, LLC Certificate of Formation and amendments thereto.

3.203	Psychiatric Solutions Hospitals, LLC Amended and Restated Operating Agreement.

3.204	Psychiatric Solutions of Virginia, Inc. Certificate of Incorporation and amendments thereto.

3.205	Amended and Restated Bylaws of Psychiatric Solutions of Virginia, Inc.

3.206	Psychiatric Solutions, Inc. Amended and Restated Certificate of Incorporation and amendments thereto

3.207	Amended and Restated Bylaws of Psychiatric Solutions, Inc.

3.208	Ramsay Managed Care, LLC Certificate of Formation.

3.209	Ramsay Managed Care, LLC Amended and Restated Operating Agreement.

3.210	Ramsay Youth Services of Georgia, Inc. Certificate of Incorporation.

3.211	Amended and Restated Bylaws of Ramsay Youth Services of Georgia, Inc.

3.212	River Oaks, Inc. Restatement of Restated Articles of Incorporation and amendments thereto.

3.213	Amended and Restated Bylaws of River Oaks, Inc.

3.214	Riveredge Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.215	Amended and Restated Bylaws of Riveredge Hospital Holdings, Inc.

3.216	Rolling Hills Hospital, LLC Articles of Organization.

3.217	Rolling Hills Hospital, LLC Amended and Restated Operating Agreement.

3.218	Samson Properties, LLC Articles of Organization.

3.219	Samson Properties, LLC Amended and Restated Operating Agreement.

3.220	Shadow Mountain Behavioral Health System, LLC Certificate of Formation and amendments thereto.

3.221	Shadow Mountain Behavioral Health System, LLC Amended and Restated Operating Agreement.

3.222	SHC-KPH, LP Certificate of Limited Partnership and amendments thereto.

3.223	SHC-KPH, LP Amended and Restated Agreement of Limited Partnership.

3.224	Southeastern Hospital Corporation Charter.

3.225	Bylaws of Southeastern Hospital Corporation

3.226	SP Behavioral, LLC Articles of Organization.

3.227	SP Behavioral, LLC Amended and Restated Operating Agreement.

3.228	Sparks Family Hospital, Inc. Articles of Incorporation and amendments thereto.

3.229	Bylaws of Sparks Family Hospital, Inc.

3.230	Springfield Hospital, Inc. Certificate of Incorporation.

3.231	Amended and Restated Bylaws of Springfield Hospital, Inc.

3.232	Stonington Behavioral Health, Inc. Certificate of Incorporation.

3.233	Amended and Restated Bylaws of Stonington Behavioral Health, Inc.

Exhibit No.	Description

3.234	Summit Oaks Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.235	Amended and Restated Bylaws of Summit Oaks Hospital, Inc.

3.236	Sunstone Behavioral Health, LLC Certificate of Formation.

3.237	Sunstone Behavioral Health, LLC Amended and Restated Operating Agreement.

3.238	TBD Acquisition, LLC Certificate of Formation and amendments thereto.

3.239	TBD Acquisition, LLC Amended and Restated Operating Agreement.

3.240	TBJ Behavioral Center, LLC Certificate of Formation and amendments thereto.

3.241	TBJ Behavioral Center, LLC Amended and Restated Operating Agreement.

3.242	Tennessee Clinical Schools, LLC Articles of Organization.

3.243	Tennessee Clinical Schools, LLC Amended and Restated Operating Agreement.

3.244	Texas Cypress Creek Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.245	Amended and Restated Agreement of Limited Partnership of Texas Cypress Creek Hospital, L.P.

3.246	Texas Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.247	Texas Hospital Holdings, Inc. Amended and Restated Bylaws.

3.248	Texas Laurel Ridge Hospital, L.P. Certificate of Limited Partnership.

3.249	Amended and Restated Agreement of Limited Partnership of Texas Laurel Ridge Hospital, L.P.

3.250	Texas San Marcos Treatment Center, L.P. Certificate of Limited Partnership.

3.251	Amended and Restated Agreement of Limited Partnership of Texas San Marcos Treatment Center, L.P.

3.252	Texas West Oaks Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.253	Amended and Restated Agreement of Limited Partnership of Texas West Oaks Hospital, L.P.

3.254	The Arbour, Inc. Articles of Organization and amendments thereto.

3.255	Amended and Restated Bylaws of The Arbour, Inc.

3.256	The Bridgeway, Inc. Articles of Incorporation and amendments thereto.

3.257	Amended and Restated Bylaws of The Bridgeway, Inc.

3.258	The National Deaf Academy, LLC Articles of Organization and amendments thereto.

3.259	The National Deaf Academy, LLC Amended and Restated Operating Agreement.

3.260	The Pines Residential Treatment Center, Inc. Articles of Incorporation and amendments thereto.

3.261	Amended and Restated Bylaws of The Pines Residential Treatment Center, Inc.

3.262	Three Rivers Behavioral Health, LLC Restated Articles of Organization.

3.263	Three Rivers Behavioral Health, LLC Amended and Restated Operating Agreement.

3.264	Three Rivers Healthcare Group, LLC Restated Articles of Organization.

3.265	Three Rivers Healthcare Group, LLC Amended and Restated Operating Agreement.

3.266	Toledo Holding Co., LLC Certificate of Formation.

3.267	Toledo Holding Co., LLC Amended and Restated Operating Agreement.

3.268	Turning Point Care Center, Inc. Articles of Incorporation and amendments thereto.

3.269	Amended and Restated Bylaws of Turning Point Care Center, Inc.

3.270	Two Rivers Psychiatric Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.271	Amended and Restated Bylaws of Two Rivers Psychiatric Hospital, Inc.

3.272	UHS Children Services, Inc. Certificate of Incorporation.

3.273	Bylaws of UHS Children Services, Inc.

3.274	UHS Holding Company, Inc. Articles of Incorporation.

3.275	Bylaws of UHS Holding Company, Inc.

3.276**	UHS Kentucky Holdings, L.L.C. Certificate of Formation and amendments thereto.

3.277**	UHS Kentucky Holdings, L.L.C. Amended and Restated Operating Agreement.

3.278**	UHS of Anchor, L.P. Certificate of Limited Partnership and amendments thereto.

3.279**	Agreement of Limited Partnership of UHS of Anchor, L.P.

3.280**	UHS of Benton, Inc. Certificate of Incorporation.

3.281**	Amended and Restated Bylaws of UHS of Benton, Inc.

3.282**	UHS of Bowling Green, LLC Certificate of Formation and amendments thereto.

3.283**	UHS of Bowling Green, LLC Amended and Restated Operating Agreement.

3.284**	UHS of Centennial Peaks, L.L.C. Certificate of Formation.

3.285**	UHS of Centennial Peaks, L.L.C. Amended and Restated Operating Agreement.

3.286**	UHS of Cornerstone Holdings, Inc. Certificate of Incorporation.

3.287**	UHS of Cornerstone Holdings, Inc. Bylaws

3.288**	UHS of Cornerstone, Inc. Certificate of Incorporation.

3.289**	UHS of Cornerstone, Inc. Bylaws

3.290**	UHS of D.C., Inc. Certificate of Incorporation.

3.291**	Bylaws of UHS of D.C., Inc.

3.292**	UHS of Delaware, Inc. Certificate of Incorporation and amendments thereto.

3.293**	Bylaws of UHS of Delaware, Inc.

Exhibit No.	Description

3.294**	UHS of Denver, Inc. Certificate of Incorporation.

3.295**	Amended and Restated Bylaws of UHS of Denver, Inc.

3.296**	UHS of Dover, L.L.C. Certificate of Formation.

3.297**	UHS of Dover, L.L.C. Amended and Restated Operating Agreement.

3.298**	UHS of Doylestown, L.L.C. Certificate of Formation.

3.299**	UHS of Doylestown, L.L.C. Amended and Restated Operating Agreement.

3.300**	UHS of Fairmount, Inc. Certificate of Incorporation.

3.301**	Amended and Restated Bylaws of UHS of Fairmount, Inc.

3.302**	UHS of Fuller, Inc. Articles of Organization.

3.303**	Amended and Restated Bylaws of UHS of Fuller, Inc.

3.304**	UHS of Georgia Holdings, Inc. Certificate of Incorporation.

3.305**	Bylaws of UHS of Georgia Holdings, Inc.

3.306**	UHS of Georgia, Inc. Certificate of Incorporation.

3.307**	Bylaws of UHS of Georgia, Inc.

3.308**	UHS of Greenville, Inc. Certificate of Incorporation.

3.309**	Amended and Restated Bylaws of UHS of Greenville, Inc.

3.310**	UHS of Hampton, Inc. Certificate of Incorporation.

3.311**	Amended and Restated Bylaws of UHS of Hampton, Inc.

3.312**	UHS of Hartgrove, Inc. Articles of Incorporation.

3.313**	Amended and Restated Bylaws of UHS of Hartgrove, Inc.

3.314**	UHS of Lakeside, LLC Certificate of Formation.

3.315**	UHS of Lakeside, LLC Amended and Restated Operating Agreement.

3.316**	UHS of Laurel Heights, L.P. Certificate of Limited Partnership.

3.317**	Agreement of Limited Partnership of UHS of Laurel Heights, L.P.

3.318**	UHS of New Orleans, Inc. Articles of Incorporation.

3.319**	Bylaws of UHS of New Orleans, Inc.

3.320**	UHS of Oklahoma, Inc. Certificate of Incorporation and amendments thereto.

3.321**	Bylaws of UHS of Oklahoma, Inc.

3.322**	UHS of Parkwood, Inc. Certificate of Incorporation.

3.323**	Amended and Restated Bylaws of UHS of Parkwood, Inc.

3.324**	UHS of Peachford, L.P. Certificate of Limited Partnership.

3.325**	Agreement of Limited Partnership of UHS of Peachford, L.P.

3.326**	UHS of Pennsylvania, Inc. Articles of Incorporation.

3.327**	Amended and Restated Bylaws of UHS of Pennsylvania, Inc.

3.328**	UHS of Provo Canyon, Inc. Certificate of Incorporation and amendments thereto.

3.329**	Amended and Restated Bylaws of UHS of Provo Canyon, Inc.

3.330**	UHS of Puerto Rico, Inc. Certificate of Incorporation and amendments thereto.

3.331**	Amended and Restated Bylaws of UHS of Puerto Rico, Inc.

3.332**	UHS of Ridge, LLC Certificate of Formation.

3.333**	UHS of Ridge, LLC Amended and Restated Operating Agreement.

3.334**	UHS of River Parishes, Inc. Articles of Incorporation and amendments thereto.

3.335**	Bylaws of UHS of River Parishes, Inc.

3.336**	UHS of Rockford, LLC Certificate of Formation.

3.337**	UHS of Rockford, LLC Amended and Restated Operating Agreement.

3.338**	UHS of Salt Lake City, L.L.C. Certificate of Formation.

3.339**	UHS of Salt Lake City, L.L.C. Amended and Restated Operating Agreement.

3.340**	UHS of Savannah, L.L.C. Certificate of Formation.

3.341**	UHS of Savannah, L.L.C. Amended and Restated Operating Agreement.

3.342**	UHS of Spring Mountain, Inc. Certificate of Incorporation.

3.343**	Amended and Restated Bylaws of UHS of Spring Mountain, Inc.

3.344**	UHS of Springwoods, L.L.C. Certificate of Formation.

3.345**	UHS of Springwoods, L.L.C. Amended and Restated Operating Agreement.

3.346**	UHS of Summitridge, L.L.C. Certificate of Formation.

3.347**	UHS of Summitridge, L.L.C. Amended and Restated Operating Agreement.

3.348**	UHS of Texoma, Inc. Certificate of Incorporation.

3.349**	Bylaws of UHS of Texoma, Inc.

3.350**	UHS of Timberlawn, Inc. Articles of Incorporation and amendments thereto.

3.351**	Amended and Restated Bylaws of UHS of Timberlawn, Inc.

3.352**	UHS of Timpanogos, Inc. Certificate of Incorporation.

3.353**	Amended and Restated Bylaws of UHS of Timpanogos, Inc.

Exhibit No.	Description

3.354**	UHS of Westwood Pembroke, Inc. Articles of Organization and amendments thereto.

3.355**	Amended and Restated Bylaws of UHS of Westwood Pembroke, Inc.

3.356**	UHS of Wyoming, Inc. Certificate of Incorporation.

3.357**	Amended and Restated Bylaws of UHS of Wyoming, Inc.

3.358**	UHS of Oklahoma City LLC Articles of Organization and amendments thereto.

3.359**	UHS of Oklahoma City LLC Operating Agreement.

3.360**	UHS Sahara, Inc. Certificate of Incorporation.

3.361**	Amended and Restated Bylaws of UHS Sahara, Inc.

3.362**	UHS-Corona, Inc. Certificate of Incorporation and amendments thereto.

3.363**	Bylaws of UHS-Corona, Inc.

3.364**	United Healthcare of Hardin, Inc. Charter and amendments thereto.

3.365**	Amended and Restated Bylaws of United Healthcare of Hardin, Inc.

3.366**	Universal Health Services of Palmdale, Inc. Certificate of Incorporation.

3.367**	Amended and Restated Bylaws of Universal Health Services of Palmdale, Inc.

3.368**	Universal Health Services of Rancho Springs, Inc. Articles of Incorporation and amendments thereto.

3.369**	Amended and Restated Bylaws of Universal Health Services of Rancho Springs, Inc.

3.370**	University Behavioral, LLC Articles of Organization and amendments thereto.

3.371**	University Behavioral, LLC Amended and Restated Operating Agreement.

3.372**	Valle Vista Hospital Partners, LLC Certificate of Formation.

3.373**	Valle Vista Hospital Partners, LLC Amended and Restated Operating Agreement.

3.374**	Valle Vista, LLC Certificate of Formation and amendments thereto.

3.375**	Valle Vista, LLC Amended and Restated Operating Agreement.

3.376**	Valley Hospital Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.377**	Bylaws of Valley Hospital Medical Center, Inc.

3.378**	Wekiva Springs Center, LLC Certificate of Formation and amendments thereto.

3.379**	Wekiva Springs Center, LLC Amended and Restated Operating Agreement.

3.380**	Wellington Regional Medical Center, Incorporated Articles of Incorporation and amendments thereto.

3.381**	Amended and Restated Bylaws Wellington Regional Medical Center, Incorporated

3.382**	Wellstone Regional Hospital Acquisition, LLC Certificate of Formation and amendments thereto.

3.383**	Wellstone Regional Hospital Acquisition, LLC Amended and Restated Operating Agreement.

3.384**	Willow Springs, LLC Certificate of Formation and amendments thereto.

3.385**	Willow Springs, LLC Amended and Restated Operating Agreement.

3.386**	Windmoor Healthcare Inc. Articles of Incorporation.

3.387**	Amended and Restated Bylaws Windmoor Healthcare Inc.

3.388**	Windmoor Healthcare of Pinellas Park, Inc. Certificate of Incorporation and amendments thereto.

3.389**	Amended and Restated Bylaws Windmoor Healthcare of Pinellas Park, Inc.

3.390**	Zeus Endeavors, LLC Articles of Organization.

3.391**	Zeus Endeavors, LLC Amended and Restated Operating Agreement.

4.1	Indenture, dated as of September 29, 2010, between UHS, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as Trustee (the “Indenture”), previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

4.2	Supplemental Indenture to the Indenture, dated as of November 15, 2010, between UHS, as successor by merger to UHS Escrow Corporation, the subsidiary guarantors party thereto and Union Bank, N.A., as Trustee, relating to the $250,000,000 aggregate principal amount of UHS’s 7% Senior Notes due 2018, previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated November 17, 2010, is incorporated herein by reference.

4.3	Form of 7% Senior Note due 2018 (contained in Indenture filed as Exhibit 4.1 to this Registration Statement).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

5.2*	Opinion of Matthew D. Klein, Vice President and General Counsel of UHS.

10.1	Registration Rights Agreement, dated as of September 29, 2010, among Universal Health Services, Inc., certain of its subsidiaries, UHS Escrow Corporation, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers of the Senior Notes, previously filed as Exhibit 4.3 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3*	Consent of Matthew D. Klein, Vice President and General Counsel of UHS (included in Exhibit 5.2).

23.4*	Consent of Ernst & Young LLP.

Exhibit No.	Description

24.1*	Powers of Attorney (included on signature pages).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A. to act as trustee under the Indenture.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to DTC Participants.

99.4*	Form of Letter to Beneficial Holders.

*	Previously filed
**	To be filed by amendment